UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 23, 2012

Date of Report (Date of earliest event reported)

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, IL 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosures

On March 23, 2012, PCTEL, Inc. (“the Company”) issued a press release that updated its guidance related to revenues for the three months ended March 31, 2012. The Company lowered its revenue guidance from $19 to $20 million to $16.5 to $17.2 million. The Company reported that carrier spending delays have resulted in order flow for its scanning receiver product line to run at approximately 60 percent of its historical run rate in the current quarter. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 – Exhibits

(d) Exhibits

Exhibit 99.1	Press Release of PCTEL, Inc. dated March 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2012

PCTEL, Inc.

By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer